As filed with the Securities and Exchange Commission on June 15, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Tutor Perini Corporation

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	04-1717070 (I.R.S. Employer Identification No.)

15901 Olden Street

Sylmar, California  91342

(818) 362-8391
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William B. Sparks

Executive Vice President, Treasurer and Corporate Secretary

15901 Olden Street

Sylmar, California  91342

(818) 362-8391

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian O. Nagler, Esq.

Kirkland & Ellis LLP

601 Lexington Avenue
New York, New York  10022-4675

(212) 446-4800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

                                 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to be		Amount of
Securities to be Registered	Registered(1)		Registration Fee
Debt Securities, Guarantees of Debt Securities(2), Common Stock, $1.00 par value per share, Preferred Stock, par value $1.00 per share, Depositary Shares representing Preferred Stock, Warrants, Stock Purchase Contracts and Stock Purchase Units(3)		(1)		(1)

(1)          An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may not be received for registered securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee.

(2)          No additional consideration will be received for guarantees of debt securities. Pursuant to Rule 457(n) under the Securities Act, no additional filing fee is required in connection with such guarantees of debt securities.

(3)          In addition to any Preferred Stock or Common Stock or Depositary Shares that may be issued directly under this Registration Statement, there are being registered hereunder an indeterminate number of Preferred Shares or Common Shares or Depositary Shares as may be issued upon conversion or exchange of Debt Securities or Preferred Shares or exercise of Stock Purchase Contracts, as the case may be. Separate consideration may not be received for any shares of Preferred Stock or Common Stock or Depositary Shares so issued upon conversion, exchange or exercise.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Debt Securities, Guarantees of Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants to Purchase Debt Securities, Warrants to Purchase Common Stock, Warrants to Purchase Preferred Stock, Warrants to Purchase Depositary Shares, Stock Purchase Contracts and Stock Purchase Units

We may offer from time to time, in one or more offerings, our debt and equity securities. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you invest in these securities.

Selling stockholders may also offer shares of our common stock from time to time in connection with this offering. We will provide specific terms of any offering, including the price to the public of the securities, in supplements to this prospectus. These securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any applicable prospectus supplement and free writing prospectus carefully before you invest in our securities.

We and/or selling stockholders may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution”. We and/or selling stockholders, as applicable, reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds, and the net proceeds of any selling stockholders, if applicable, from the sale of securities also will be set forth in the applicable prospectus supplement. The prospectus supplement will also contain more specific information about the offering, including the names of any selling stockholders, if applicable.

Our common stock is listed on the New York Stock Exchange under the symbol “TPC.”

Investing in our securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 15, 2011

As permitted under the rules of the Securities and Exchange Commission, this prospectus incorporates important information about Tutor Perini Corporation that is contained in documents that we file with the Securities and Exchange Commission but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the Securities and Exchange Commission at http://www.sec.gov, as well as other sources. See “Where You Can Find More Information.”

You may also obtain copies of the incorporated documents, without charge, upon written request to the office of our Investor Relations, 15901 Olden Street, Sylmar, CA 91342, telephone number (818)-362-8391.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. These securities are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of those documents.

About This Prospectus

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may, at any time and from time to time, in one or more offerings, sell the debt and equity securities described in this prospectus.

This prospectus provides you with a general description of the debt and equity securities we may offer. Each time we use this prospectus to offer debt and equity securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also supplement, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the document.

To understand the terms of our debt and equity securities, you should carefully read this prospectus and the applicable prospectus supplement. Together they give the specific terms of the debt and equity securities we are offering. You should also read the documents we have referred you to under “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents” below for information about us. The shelf registration statement, including the exhibits thereto, can be read at the SEC’s website or at the SEC’s Public Reference Room as described under “Where You Can Find More Information.”  You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information”.

In this prospectus, except as otherwise indicated or as the context otherwise requires, “we,” “us,” “our” and the “Company” refer to Tutor Perini Corporation, a Massachusetts corporation.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” with respect to the debt and equity securities offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and our debt and equity securities offered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.tutorperini.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

Incorporation By Reference of Certain Documents

We are “incorporating by reference” specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any future filings (other than pursuant to Items 2.02 and 7.01 of Form 8-K) made with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, including filings made on or after the date hereof:

•                  our Annual Report on Form 10-K (including the portions of our proxy statement for our 2011 annual meeting of shareholders incorporated by reference therein) for the year ended December 31, 2010, filed with the SEC on March 7, 2011;

•                  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011;

•                  our Current Reports on Form 8-K filed with the SEC on March 25, 2011 and June 6, 2011; and

•                  our registration statement on Form 8-A filed with the SEC on March 24, 2004.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Our Commission File Number is 001-06314.

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website at http://www.tutorperini.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

Investor Relations
15901 Olden Street
Sylmar, CA 91342
Tel: (818)-362-8391

Except for the documents incorporated by reference as noted above, we do not incorporate into this prospectus any of the information included in our website.

Cautionary Disclosure Regarding Forward-Looking Statements

Certain statements made in this prospectus and the documents incorporated by reference are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including without limitation, statements regarding our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. In some cases you can identify these statements by forward-looking words such as “may,” “will,” “should,” “expect,” “plans,” “anticipate,” “believe,” “estimate,” “predict,” “seek,” “intend” and “continue” or similar words. Forward-looking statements may also use different phrases.

These risks and uncertainties include, but are not limited to:

•                                 our ability to win new contracts and convert backlog into revenue;

•                                 our ability to successfully and timely complete construction projects;

•                                 the potential delay, suspension, termination, or reduction in scope of a construction project;

•                                 the continuing validity of the underlying assumptions and estimates of total forecasted project revenues, costs and profits and project schedules;

•                                 the outcomes of pending or future litigation, arbitration or other dispute resolution proceedings;

•                                 the availability of borrowed funds on terms acceptable to us;

•                                 the ability to retain certain members of management;

•                                 the ability to obtain surety bonds to secure our performance under certain construction contracts;

•                                 possible labor disputes or work stoppages within the construction industry;

•                                 changes in federal and state appropriations for infrastructure projects;

•                                 possible changes or developments in international or domestic political, social, economic, business, industry, market and regulatory conditions or circumstances;

•                                 actions taken or not taken by third parties, including our customers, suppliers, business partners, and competitors and legislative, regulatory, judicial and other governmental authorities and officials; and

•                                 other factors and uncertainties discussed under the heading “Risk Factors” in this prospectus.

Risk Factors

Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in the documents incorporated by reference in this prospectus, including the risks and uncertainties described in our consolidated financial statements and the notes to those financial statements and the risks and uncertainties described under the caption “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010, which are incorporated by reference in this prospectus and which may be amended, supplemented or superseded from time to time by other documents we file with the Securities and Exchange Commission in the future (see “Incorporation by Reference”). The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

Ratio of Earnings to Fixed Charges

The table below sets forth our ratio of earnings to fixed charges for the periods indicated on a consolidated historical basis. For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings (loss) from continuing operations before income taxes, plus fixed charges.  Fixed charges consist of interest expense on all indebtedness, amortization of debt discount, amortization of deferred financing costs and an interest factor attributable to operating leases.

	Three Months Ended March 31,	Fiscal Year Ended December 31,
	2011	2010	2009	2008	2007	2006
Ratio of earnings to fixed charges	2.28	11.10	17.72	(1.50)	34.04	12.01

Dollar amount of coverage deficiency (in thousands)				$3,963

Description of Common Stock

Our Restated Articles of Organization, as amended, authorize the issuance of 75,000,000 shares of common stock, par value $1.00 per share. As of May 2, 2011, there were 47,122,926 shares of common stock outstanding.  Holders of common stock are entitled to one vote per share on matters to be voted on by shareholders and are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors in its discretion out of funds legally available therefor.  Upon our liquidation or dissolution, the holders of common stock are entitled to receive pro rata all assets remaining available for distribution to shareholders after payment of all liabilities.  The common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such stock.  The terms of the indenture governing the Company’s outstanding 7.625% Senior Notes due 2018 limit, among other things, the ability of the Company to pay dividends on, or make distributions in respect of, the common stock.

Legal Matters

The validity of the common stock and preferred stock offered hereby and other matters regarding the laws of the Commonwealth of Massachusetts will be passed upon for us by Hinckley, Allen & Snyder LLP.  The validity of the other securities offered hereby will be passed upon for us by Kirkland & Ellis LLP, New York, New York.

Experts

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche, LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.  Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses, other than underwriting discounts and commissions, to be incurred by the Registrants in connection with a distribution of securities registered under this Registration Statement.

Securities and Exchange Commission Registration Fee	$(1)
Legal Fees and Expenses	(2)
Accounting Fees and Expenses	(2)
Trustees’ Fees and Expenses (including Counsel’s Fees)	(2)
Printing and Delivery Expenses	(2)
Rating Agency Fees and Expenses	(2)
Miscellaneous Expenses	(2)
Total	$

(1)                                  Deferred in reliance upon Rule 456(b) and 457(r).

(2)                                  Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of securities under this Registration Statement.  An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.     Indemnification of Directors and Officers

The Massachusetts Business Corporation Act

Chapter 156D, Section 8.52 of the Massachusetts Business Corporation Act (the “MBCA”) provides that a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Additionally, Chapter 156D, Section 8.51(a) of the MBCA provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1) (a) he conducted himself in good faith; (b) he reasonably believed that his conduct was in the best interests of the corporation or that his conduct was at least not opposed to the best interests of the corporation; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which he shall not be liable under a provision of the corporation’s articles of organization. Chapter 156D, Section 2.02(b)(4) of the MBCA permits a corporation to include in its articles of organization a provision eliminating or limiting the personal liability of a director to the corporation for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that such provision must not eliminate or limit the liability of a director for (1) any breach of the director’s duty of loyalty to the corporation or its shareholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) improper distributions to shareholders under Section 6.40 of the MBCA, or (4) any transaction from which the director derived an improper personal benefit. Chapter 156D, Section 8.51(b) of the MBCA provides that a director’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement that his conduct was at least not opposed to the best interests of the corporation. Additionally, Chapter 156D, Section 8.51(c) of the MBCA provides that the termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the relevant standard of conduct described above. Finally, Chapter 156D, Section 8.51(d) of the MBCA provides that a corporation may not indemnify a director if his conduct did not satisfy the above standards set forth in Sections 8.51(a) and (b) of the MBCA, unless otherwise ordered by a court.

With respect to officers, Chapter 156D, Section 8.56(a) of the MBCA provides that a corporation may indemnify an officer of the corporation who is a party to a proceeding because he is an officer of the corporation (1) to the same extent as a director; and (2) if he is an officer but not a director, to such further extent as may be provided by the corporation’s articles of organization or bylaws, a resolution of the corporation’s board of directors, or contract, except for liability arising out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. Chapter 156D, Section 8.56(b) of the MBCA clarifies that an officer who is also a director but who is made a party to a proceeding on the basis of an act or omission solely as an officer is entitled to such further indemnification the corporation may provide to officers, as described above. Finally, Chapter 156D, Section 8.56(c) of the MBCA provides that officers of a corporation are entitled to the same mandatory indemnification as directors, described in Chapter 156D, Section 8.52.

Additionally, Chapter 156D, Section 8.57 of the MBCA provides that a corporation may purchase and maintain insurance on behalf of an individual who is a director or officer of the corporation, or who, while a director or officer of the corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by him in that capacity or arising from his status as a director or officer, whether or not the corporation would have the power to indemnify or advance expenses to him against the same liability under the director and officer indemnification provisions of the MBCA.

Articles of Organization

Section 6.10 of the Company’s Restated Articles of Organization, as amended, provides that no director shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for: (1) liability for any breach of the director’s duty of loyalty to the Company or its shareholders, (2) acts or omissions not in good faith, (3) acts or omissions involving intentional misconduct or a knowing violation of law , (4) any transaction involving an unauthorized distribution or loan to insiders pursuant to Massachusetts law, or (5) any transaction from which the director derived an improper personal benefit.

By-Laws

Section 9.1 of the Company’s Amended and Restated By-laws, as amended, (the “By-Laws”) provides that the corporation shall indemnify its directors and officers against all expenses incurred by them in connection with any proceeding in which they are involved by reason of their serving in such capacities except that: (1) no indemnification shall be provided for any director or officer with respect to any matter as to which he shall have been adjudicated not to have acted in good faith and in the reasonable belief that his action was in the best interests of the corporation, or with respect to a criminal matter, that he had reasonable cause to believe that his conduct was unlawful, and (2) no indemnification shall be provided for any director or officer with respect to a proceeding by or in the right of the corporation in which he is adjudicated to be liable to the corporation. Additionally, Section 9.1 of the By-Laws provides that indemnification may be provided to an officer or director in connection with a proceeding in which it is alleged that he received an improper personal benefit by reason of his position, regardless of whether the claim involves his services in such capacity, subject to the limitations described above, unless it shall have been determined that an improper personal benefit was received by the director or officer. Section 9.2 of the By-Laws provides that if a director or officer of the corporation has been wholly successful on the merits in defense of any proceeding in which he was involved by reason of his position or as a result of his serving in such capacity (including the termination of investigative or other proceedings without a finding of fault on the part of the director of officer), he shall be indemnified by the corporation against all expenses incurred by him in connection therewith. Section 9.5 of the By-Laws also provides that if a proceeding is compromised or settled in a manner which imposes a liability or obligation upon a director or officer, no indemnification shall be provided to him with respect to a proceeding by or in the right of the corporation unless the board of directors determines in its discretion that indemnification is appropriate under the circumstances, and no indemnification shall be provided to him with respect to any other type of proceeding if it is determined by the board of directors that said director or officer is ineligible to be indemnified under Section 9 of the By-Laws.

Additionally, Section 9.6 of the By-Laws provides that the corporation shall have power to purchase and maintain insurance on behalf of any director, officer, employee or agent of the corporation against any liability or cost incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability or cost.

Finally, Section 9.8 of the By-Laws provides that the provisions of Section 9 of the By-Laws shall not be construed to limit the power of the corporation to indemnify its officers or directors to the full extent permitted by law and enter specific agreements or arrangements for this purpose.

Director and Officer Indemnification Agreement

Pursuant to the Company’s Form of Director and Officer Indemnification Agreement (the “Indemnification Agreement”), directors and officers who are signatories thereto are entitled to indemnification by the Company to the fullest extent permitted by law in the event that such director or officer becomes a party to or other participant or threatened participant in a Claim (defined below) arising in part out of an Indemnifiable Event (defined below). Such obligation on the part of the Company is subject to a determination that the indemnification is permitted under applicable law. The Indemnification Agreement defines “Claim” as any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether instituted by the Company or any other party, that the director or officer in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative, or other. The Indemnification Agreement defines “Indemnifiable Event” as any event or occurrence related to the fact that the director or officer is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by the director or officer in any such capacity.

Insurance

The Company’s directors and officers are covered under directors’ and officers’ liability insurance policies maintained by the Company.

Item 16. Exhibits

Reference is made to the Exhibit Index filed as a part of this Registration Statement.

Item 17. Undertakings

Each undersigned Registrant hereby undertakes:

(1)                         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement or contained in a form prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                         To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)                         That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)                              Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)                                Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                         That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)      Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California, on June 15, 2011.

TUTOR PERINI CORPORATION
(Registrant)

By:	/s/ William B. Sparks
Name:	William B. Sparks
Title:	Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William B. Sparks his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Ronald N. Tutor
Ronald N. Tutor	Chairman and Chief Executive Officer (Principal Executive Officer)	June 15, 2011

/s/ Kenneth R. Burk
Kenneth R. Burk	Executive Vice President-Chief Financial Officer (Principal Financial Officer)	June 15, 2011

/s/ Steven M. Meilicke
Steven M. Meilicke	Vice President and Controller (Principal Accounting Officer)	June 15, 2011

/s/ Marilyn A. Alexander
Marilyn A. Alexander	Director	June 15, 2011

/s/ Peter Arkley
Peter Arkley	Director	June 15, 2011

/s/ Robert Band
Robert Band	Director	June 15, 2011

/s/ Willard W. Brittain, Jr
Willard W. Brittain, Jr	Director	June 15, 2011

/s/ Michael R. Klein
Michael R. Klein	Director	June 15, 2011

/s/ Robert L. Miller
Robert L. Miller	Director	June 15, 2011

/s/ Raymond R. Oneglia
Raymond R. Oneglia	Director	June 15, 2011

/s/ Donald D. Snyder
Donald D. Snyder	Director	June 15, 2011

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement.*

2.1

Agreement and Plan of Merger, dated as of April 2, 2008, by and among Tutor Perini Corporation, Trifecta Acquisition LLC, Tutor-Saliba Corporation, Ronald N. Tutor and shareholders of Tutor-Saliba Corporation signatory thereto (incorporated by reference to Exhibit 2.1 to Form 8-K filed on April 7, 2008).

2.2

Amendment No. 1 to the Agreement and Plan of Merger, dated as of May 28, 2008, by and among Tutor Perini Corporation, Trifecta Acquisition LLC, Tutor-Saliba Corporation, Ronald N. Tutor and shareholders of Tutor-Saliba Corporation signatory thereto (incorporated by reference to Exhibit 2.2 to Form 10-Q filed on August 8, 2008).

3.1	Restated Articles of Organization (incorporated by reference to Exhibit 4 to Form S-2 (File No. 33-28401) filed on April 28, 1989).

3.2	Articles of Amendment to the Restated Articles of Organization of the Tutor Perini Corporation (incorporated by reference to Exhibit 3.2 to Form S-1 (File No. 333-111338) filed on December 19, 2003).

3.3	Articles of Amendment to the Restated Articles of Organization of Tutor Perini Corporation (incorporated by reference to Exhibit 3.1 to Form 8-K filed on April 12, 2000).

3.4	Articles of Amendment to the Restated Articles of Organization of Tutor Perini Corporation (incorporated by reference to Exhibit 3.1 to Form 8-K filed on September 11, 2008.)

3.5	Articles of Amendment to the Restated Articles of Organization of Tutor Perini Corporation (incorporated by reference to Exhibit 3.5 to Form 10-Q filed on August 10, 2009).

3.6	Second Amended and Restated By-laws of Tutor Perini Corporation (incorporated by reference to Exhibit 3.1 to Form 8-K filed on November 24, 2009).

4.1

Shareholders Agreement, dated April 2, 2008, by and among Tutor Perini Corporation, Ronald N. Tutor and the shareholders of Tutor-Saliba Corporation signatory thereto (incorporated by reference to Exhibit 4.1 to Form 8-K filed on April 7, 2008).

4.2

Amendment No. 1 to the Shareholders Agreement, dated as of September 17, 2010, by and between Tutor Perini Corporation and Ronald N. Tutor, as shareholder representative (incorporated by reference to Exhibit 4.1 to Form 8-K filed on September 20, 2010).

4.3

Amendment No. 2 to the Shareholders Agreement, dated as of June 2, 2011, by and between Tutor Perini Corporation and Ronald N. Tutor, as shareholder representative (incorporated by reference to Exhibit 4.1 to Form 8-K filed on June 6, 2011).

4.4	Form of Indenture.

5.1	Opinion of Hinckley, Allen & Snyder LLP

5.2	Opinion of Kirkland & Ellis LLP.

23.1	Consent of Deloitte & Touche, LLP.

23.2	Consent of Hinckley, Allen & Snyder LLP (Included in Exhibit 5.1).

23.3	Consent of Kirkland & Ellis LLP (Included in Exhibit 5.2).

24.1	Powers of Attorney (Included on the signature pages of this Form S-3 and incorporated herein by reference).

*              To be filed by amendment.